Prospectus Supplement No. 1 dated January 13, 1997,
                         to the Prospectus (the "Prospectus") of United Waste Systems, Inc.(the "Company"), dated November 5, 1996 (included in Registration Statement on
                          Form S-3, No. 333-13111)
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     The Prospectus under the caption "Selling Stockholders"
indicates that Recycling of Rhode Island, Inc. ("Recycling"), is a Selling Stockholder with respect to 150,655 shares of Common Stock of the Company. Recycling has heretofore transferred 34,918 of such shares to Charles S. Wilson, who in turn proposes to transfer such 34,918 shares to Dolores M. Wilson. Upon completion of such transfer, Delores M. Wilson will become a Selling Stockholder for purposes of the Prospectus with respect to such 34,918 shares of Common Stock (in addition to the other shares that the Prospectus indicates that Delores M. Wilson is a Selling Stockholder with respect to). Capitalized terms used herein and not defined herein have the meanings set forth in the Prospectus.